Exhibit 99.1

***FOR IMMEDIATE RELEASE***

For: ZIONS BANCORPORATION	Contact: James Abbott
One South Main, 15th Floor	Tel: (801) 524-4787
Salt Lake City, Utah	April 18, 2011
Harris H. Simmons
Chairman/Chief Executive Officer

ZIONS BANCORPORATION REPORTS EARNINGS OF $0.08
PER DILUTED COMMON SHARE FOR FIRST QUARTER 2011

Lower Credit Costs Drive a Return to Profitability

SALT LAKE CITY, April 18, 2011 – Zions Bancorporation (Nasdaq: ZION) (“Zions” or “the Company”) today reported first quarter net earnings applicable to common shareholders of $14.8 million or $0.08 per diluted common share, compared to a net loss of $(110.3) million or $(0.62) per diluted share for the fourth quarter of 2010. Excluding the noncash effects of the discount amortization on convertible subordinated debt and additional accretion on acquired loans, net earnings were $52.6 million or $0.29 per diluted share for the first quarter of 2011 compared to a net loss of $(44.1) million or $(0.25) per diluted share for the fourth quarter of 2010.

First Quarter 2011 Highlights

•	Net charge-offs declined 44% to $141 million compared to $251 million in the fourth quarter.

•	The provision for loan losses declined 65% to $60 million from $173 million in the fourth quarter.

•
Other noninterest income was favorably impacted by an $18.9 million pretax gain, or $0.06 per diluted share, for amounts received from the FDIC on certain acquired loans recently determined to be covered by the FDIC loss share agreement.

•
The net interest margin increased to 3.76% from 3.49% in the fourth quarter, due to the lower level of subordinated debt conversions this quarter. The core net interest margin was stable at 4.06% compared to 4.07% in the fourth quarter.

•
Strengthening growth in commercial, term commercial real estate, and consumer loans of $401 million offset a significant portion of the continued reduction in construction and land development loans of $544 million.

•	The estimated Tier 1 common to risk-weighted assets ratio improved to 9.27% from 8.95% in the fourth quarter.

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ZIONS BANCORPORATION
Press Release – Page 2
April 18, 2011

“During the first quarter we were especially pleased to see a substantial moderation of loan losses and continued improvement in credit quality, which allowed for a material reduction in our provision for loan losses,” said Harris H. Simmons, chairman and chief executive officer. Mr. Simmons continued, “We believe these improved credit measures and trends are sustainable, and will lead to continued operating profitability through the remainder of the year.” Mr. Simmons concluded, “We look forward to further credit improvement, increased loan volumes, and the eventual rationalization of our capital structure through the refinancing of higher cost preferred stock and subordinated debt, all of which should lead to material improvement in our earnings levels in future periods.”

Asset Quality
Net loan and lease charge-offs were $141.5 million for the first quarter of 2011 compared to $250.9 million for the fourth quarter of 2010. Net charge-offs significantly declined in each major loan portfolio segment and most geographies.

Classified loans decreased 11% to $3.0 billion at March 31, 2011 compared to $3.4 billion at December 31, 2010, which was down 23% from the previous quarter. Classified loans that are current as to principal and interest were approximately 68% for the first quarter of 2011 compared to 69% for the fourth quarter of 2010.

Nonperforming lending-related assets declined 8.0% to $1,681.7 million at March 31, 2011 from $1,828.3 million at December 31, 2010. Additions to nonperforming lending-related assets declined to $337 million during the first quarter of 2011 compared to $371 million during the fourth quarter of 2010. Nonaccrual loans declined 7.6% to $1,412.8 million at March 31, 2011 from $1,528.7 million at December 31, 2010. Nonaccrual loans that are current were approximately 34% of the balance at March 31, 2011 compared to 35% at December 31, 2010. Delinquent loans (accruing loans past due 30-89 days and 90 days or more) declined 15.3% to $365.6 million at March 31, 2011 compared to $431.9 million at December 31, 2010. Other real estate owned declined 10.2% to $268.9 million at March 31, 2011 compared to $299.6 million at December 31, 2010.

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ZIONS BANCORPORATION
Press Release – Page 3
April 18, 2011

The ratio of nonperforming lending-related assets to net loans and leases and other real estate owned was 4.54% at March 31, 2011 compared to 4.91% at December 31, 2010.

The provision for loan losses declined to $60.0 million for the first quarter of 2011 from $173.2 million for the fourth quarter of 2010. The allowance for loan losses declined to $1,349.8 million at March 31, 2011 compared to $1,440.3 million at December 31, 2010. As a percentage of net loans and leases, the allowance was 3.69% at March 31, 2011 compared to 3.92% at December 31, 2010. The allowance for credit losses was $1,452.0 million, or 3.97% of net loans and leases at March 31, 2011, compared to $1,552.0 million, or 4.22%, at December 31, 2010.

Loans
Net loans and leases of $36.5 billion at March 31, 2011 decreased approximately $202 million or 0.5% from $36.7 billion at December 31, 2010, compared to an $802 million decline during the fourth quarter of 2010. Strengthening growth in commercial and consumer loans and continued growth in term commercial real estate loans offset continued reductions in construction and land development loan balances. These loan volume trends were widespread throughout the Company’s footprint.

Certain FDIC-supported loans continue to experience better performance than previously forecasted. The expectation of higher-than-expected cash flows from this portfolio results in a higher rate of accretion in loan balances and the recognition of additional interest income. The estimated effect on the financial statements of this higher accretion and the corresponding impact on the FDIC indemnification asset are summarized as follows:

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ZIONS BANCORPORATION
Press Release – Page 4
April 18, 2011

(In thousands)	March 31,	December 31,	September 30,
	2011	2010	2010
Balance sheet:

Change in assets – increase (decrease):
FDIC-supported loans	$19,257	$19,006	$18,713
FDIC indemnification asset (included in other assets)	(13,088)	(15,205)	(14,970)

Balance at end of period:
FDIC-supported loans	912,881	971,377	1,089,926
FDIC indemnification asset (included in other assets)	172,170	195,515	233,631

	Three Months Ended
	March 31,	December 31,	September 30,
	2011	2010	2010
Statement of income:

Interest income:
Interest and fees on loans	$19,257	$19,006	$18,713

Noninterest expense:
Other noninterest expense	13,088	15,205	14,970
Net increase in pretax income	$6,169	$3,801	$3,743

Capital Transactions
During the first quarter of 2011, the Company increased its Tier 1 capital through common stock equity distribution issuances of 1,067,540 shares for $25.5 million (average price of $23.89). These were made under a new program announced February 10, 2011 to sell up to $200 million of common stock, which superseded all prior programs. Net of commissions and fees, these issuances added $25.0 million to tangible common equity.

Effective March 15, 2011, $85.8 million of convertible subordinated debt was converted into depositary shares each representing a 1/40th interest in a share of the Company’s preferred stock. This conversion added 85,829 shares of Series C and 20 shares of Series A to the Company’s preferred stock. Accelerated discount amortization on the converted debt increased interest expense by a pretax noncash amount of approximately $41.0 million ($33.3 million after-tax) in the first quarter of 2011, compared to $73.3 million ($59.9 million after-tax) in the fourth quarter of 2010.

The estimated Tier 1 common to risk-weighted assets ratio was 9.27% at March 31, 2011 compared to 8.95% at December 31, 2010.

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ZIONS BANCORPORATION
Press Release – Page 5
April 18, 2011

Deposits
Average total deposits for the first quarter of 2011 decreased $0.6 billion or 1.4% to $40.6 billion compared to $41.2 billion for the fourth quarter of 2010. The change reflects primarily a reduction of higher cost time deposits partially offset by an increase in noninterest-bearing demand deposits. Average noninterest-bearing demand deposits for the first quarter of 2011 increased slightly to $13.7 billion compared to $13.6 billion for the fourth quarter of 2010.

Net Interest Margin
The net interest margin increased to 3.76% in the first quarter of 2011 compared to 3.49% in the fourth quarter of 2010, primarily due to the lower level of accelerated discount amortization (36 bp compared to 62 bp in the fourth quarter). The core net interest margin, adjusted for the amortization on convertible subordinated debt and accretion on acquired loans, was 4.06% in the first quarter compared to 4.07% in the fourth quarter.

Investment Securities
During the first quarter of 2011, the Company recognized credit-related net impairment losses on CDOs of $3.1 million or $0.01 per diluted share, compared to $12.3 million or $0.04 per diluted share during the fourth quarter of 2010. CDOs for which the underlying collateral is predominantly bank trust preferred securities comprised $2.1 billion of the $2.9 billion par amount of the CDO portfolio at March 31, 2011. The following table shows the changes in carrying value for bank and insurance trust preferred CDOs at March 31, 2011 compared to December 31, 2010 according to original ratings:

(Amounts in millions)

	March 31, 2011						% of carrying		Change
Original	Par		Amortized cost		Carrying value		value to par		3/31/11
ratings	Amount	%	Amount	%	Amount	%	3/31/11	12/31/10	vs 12/31/11
AAA	$1,115	52%	$931	55%	$661	65%	59%	68%	-9%
A	948	45%	743	43%	346	34%	37%	31%	6%
BBB	67	3%	34	2%	11	1%	16%	13%	3%
	$2,130	100%	$1,708	100%	$1,018	100%	48%	50%	-2%

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ZIONS BANCORPORATION
Press Release – Page 6
April 18, 2011

For original AAA-rated securities, the changes in CDO valuations were attributable to an increase in the limited trading activity, which provided additional market-based information to estimate fair value. For original A- and BBB-rated securities, the valuation changes resulted from an enhancement in valuation modeling that incorporates the performance of previously deferring collateral. The performance for certain deferring collateral improved during the quarter such that the payment of interest resumed. Accordingly, expectations have been revised regarding the extent of currently deferring collateral ultimately repaying contractually due interest. Also during the first quarter, the Company sold $33 million par amount ($4 million amortized cost with essentially no carrying value) of CDO securities.

Noninterest Income and Noninterest Expense
Noninterest income for the first quarter of 2011 was $134.1 million compared to $113.2 million in the fourth quarter of 2010. The increase resulted primarily from the $18.9 million pretax gain on FDIC-supported loans discussed previously.

Noninterest expense for the first quarter of 2011 was $408.4 million compared to $443.4 million for the fourth quarter of 2010. The more significant changes from the fourth quarter include a $7.7 million increase in salaries and employee benefits due to increased payroll taxes and adjustments in benefit-related accruals; reduced credit related and legal and professional expenses of $9.1 million; and a reduction of $23.3 million in the provision for unfunded lending commitments, resulting in a negative provision of $9.5 million.

Conference Call
Zions will host a conference call to discuss these first quarter results at 5:30 p.m. ET this afternoon (April 18, 2011). Media representatives, analysts and the public are invited to listen to this discussion by calling 1-877-368-2147 (international 253-237-1247) and entering the passcode 52656923, or via on-demand webcast. A link to the webcast will be available on the Zions Bancorporation website at www.zionsbancorporation.com. A replay of the call will be available from approximately 7:30 p.m. ET on Monday, April 18, 2011, until midnight ET on Monday, April 25, 2011, by dialing 1-800-642-1687 (international 706-645-9291) and entering the passcode 52656923. The webcast of the conference call will also be archived and available for 30 days.

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ZIONS BANCORPORATION
Press Release – Page 7
April 18, 2011

About Zions Bancorporation
Zions Bancorporation is one of the nation's premier financial services companies, consisting of a collection of great banks in select Western markets. Zions operates its banking businesses under local management teams and community identities through approximately 500 offices in 10 Western and Southwestern states:  Arizona, California, Colorado, Idaho, Nevada, New Mexico, Oregon, Texas, Utah and Washington. The Company is a national leader in Small Business Administration lending and public finance advisory services. In addition, Zions is included in the S&P 500 and NASDAQ Financial 100 indices. Investor information and links to subsidiary banks can be accessed at www.zionsbancorporation.com.

Forward-Looking Information
Statements in this press release that are based on other than historical data or that express the Company’s expectations regarding future events or determinations are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations or forecasts of future events or determinations. These forward-looking statements are not guarantees of future performance or determinations, nor should they be relied upon as representing management’s views as of any subsequent date. Forward-looking statements involve significant risks and uncertainties and actual results may differ materially from those presented, either expressed or implied, in this press release. Factors that might cause such differences include, but are not limited to:

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ZIONS BANCORPORATION
Press Release – Page 8
April 18, 2011

the Company’s ability to successfully execute its business plans and achieve its objectives; changes in general economic and financial market conditions, either internationally, nationally or locally in areas in which the Company conducts its operations, including changes in securities markets and valuations in structured securities and other assets; changes in governmental policies and programs resulting from general economic and financial market conditions; changes in interest and funding rates; continuing consolidation in the financial services industry; new private and governmental legal actions or changes in existing private and governmental legal actions; increased competitive challenges and expanding product and pricing pressures among financial institutions; legislation or regulatory changes which adversely affect the Company’s operations or business (including the Dodd-Frank Wall Street Reform and Consumer Protection Act); and changes in accounting policies, procedures or determinations as may be required by the Financial Accounting Standards Board or other regulatory agencies.

Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in Zions Bancorporation’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) and available at the SEC’s Internet site (http://www.sec.gov).

Except as required by law, the Company specifically disclaims any obligation to update any factors or to publicly announce the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 9
FINANCIAL HIGHLIGHTS
(Unaudited)
	Three Months Ended
(In thousands, except per share and ratio data)	March 31,	December 31,	September 30,	June 30,	March 31,
	2011	2010	2010	2010	2010
PER COMMON SHARE
Dividends	$0.01	$0.01	$0.01	$0.01	$0.01
Book value per common share	24.93	25.12	26.07	26.63	26.89
Tangible common equity per common share	18.96	19.09	19.81	20.19	19.89

SELECTED RATIOS
Return on average assets	0.42%	(0.56)%	(0.36)%	(0.87)%	(0.47)%
Return on average common equity	1.29%	(9.51)%	(6.94)%	(12.41)%	(8.30)%
Net interest margin	3.76%	3.49%	3.84%	3.58%	4.03%

Capital Ratios
Tangible common equity ratio	7.01%	6.99%	7.03%	6.86%	6.30%
Tangible equity ratio	11.36%	11.10%	10.78%	10.40%	9.36%
Average equity to average assets	13.25%	12.80%	12.40%	11.59%	11.16%

Risk-Based Capital Ratios1:
Tier 1 common to risk-weighted assets	9.27%	8.95%	8.66%	7.91%	7.14%
Tier 1 leverage	13.14%	12.56%	12.00%	11.80%	10.77%
Tier 1 risk-based capital	15.37%	14.78%	13.97%	12.63%	11.19%
Total risk-based capital	17.66%	17.15%	16.54%	15.25%	13.93%

Taxable-equivalent net interest income	$429,231	$412,001	$457,172	$418,953	$460,981

Weighted average common and common-
equivalent shares outstanding	181,997,687	178,097,851	172,864,619	161,810,017	151,073,384
Common shares outstanding	183,854,486	182,784,086	177,202,340	173,331,281	160,300,162

1 Ratios for March 31, 2011 are estimates.

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 10
CONSOLIDATED BALANCE SHEETS
	March 31,	December 31,	September 30,	June 30,	March 31,
(In thousands, except share amounts)	2011	2010	2010	2010	2010
	(Unaudited)		(Unaudited)	(Unaudited)	(Unaudited)
ASSETS
Cash and due from banks	$949,140	$924,126	$1,060,646	$1,068,755	$1,045,391
Money market investments:
Interest-bearing deposits	4,689,323	4,576,008	4,468,778	4,861,871	3,410,211
Federal funds sold and security resell agreements	67,197	130,305	116,458	103,674	117,548
Investment securities:
Held-to-maturity, at adjusted cost (approximate fair value
$758,169, $788,354, $783,362, $802,370, and $856,256)	820,636	840,642	841,573	852,606	902,902
Available-for-sale, at fair value	4,130,342	4,205,742	3,295,864	3,416,448	3,437,098
Trading account, at fair value	56,549	48,667	42,811	85,707	50,698
	5,007,527	5,095,051	4,180,248	4,354,761	4,390,698

Loans held for sale	195,055	206,286	217,409	189,376	171,892

Loans:
Loans and leases excluding FDIC-supported loans	35,753,638	35,896,395	36,579,470	36,920,355	37,784,853
FDIC-supported loans	912,881	971,377	1,089,926	1,208,362	1,320,737
	36,666,519	36,867,772	37,669,396	38,128,717	39,105,590
Less:
Unearned income and fees, net of related costs	120,725	120,341	120,037	125,779	131,555
Allowance for loan losses	1,349,800	1,440,341	1,529,955	1,563,753	1,581,577
Loans and leases, net of allowance	35,195,994	35,307,090	36,019,404	36,439,185	37,392,458

Other noninterest-bearing investments	858,958	858,367	858,402	866,970	909,601
Premises and equipment, net	721,487	720,985	719,592	705,372	707,387
Goodwill	1,015,161	1,015,161	1,015,161	1,015,161	1,015,161
Core deposit and other intangibles	82,199	87,898	94,128	100,425	106,839
Other real estate owned	268,876	299,577	356,923	413,336	414,237
Other assets	1,756,791	1,814,032	1,940,627	2,028,409	2,031,558
	$50,807,708	$51,034,886	$51,047,776	$52,147,295	$51,712,981

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Noninterest-bearing demand	$13,790,615	$13,653,929	$13,264,415	$14,071,456	$12,799,002
Interest-bearing:
Savings and NOW	6,494,013	6,362,138	6,394,964	6,030,986	5,978,536
Money market	14,874,507	15,090,833	15,398,157	15,562,664	16,667,011
Time under $100,000	1,859,005	1,941,211	2,037,318	2,155,366	2,306,101
Time $100,000 and over	2,085,487	2,232,238	2,417,779	2,509,479	2,697,261
Foreign	1,488,807	1,654,651	1,447,507	1,683,925	1,647,898
	40,592,434	40,935,000	40,960,140	42,013,876	42,095,809

Securities sold, not yet purchased	101,406	42,548	41,943	81,511	47,890
Federal funds purchased and security repurchase agreements	727,764	722,258	738,551	892,025	953,791
Other short-term borrowings	182,167	166,394	236,507	218,589	178,435
Long-term debt	1,913,083	1,942,622	1,939,395	1,934,410	2,016,461
Reserve for unfunded lending commitments	102,168	111,708	97,899	96,795	96,312
Other liabilities	444,099	467,142	538,750	488,987	467,371
Total liabilities	44,063,121	44,387,672	44,553,185	45,726,193	45,856,069

Shareholders’ equity:
Preferred stock, without par value, authorized 4,400,000 shares	2,162,399	2,056,672	1,875,463	1,806,877	1,532,323
Common stock, without par value; authorized 350,000,000
shares; issued and outstanding 183,854,486, 182,784,086,
177,202,340, 173,331,281, and 160,300,162 shares	4,178,369	4,163,619	4,070,963	3,964,140	3,517,621
Retained earnings	904,247	889,284	1,001,559	1,083,845	1,220,439
Accumulated other comprehensive income (loss)	(499,163)	(461,296)	(452,553)	(433,020)	(428,177)
Controlling interest shareholders’ equity	6,745,852	6,648,279	6,495,432	6,421,842	5,842,206
Noncontrolling interests	(1,265)	(1,065)	(841)	(740)	14,706
Total shareholders’ equity	6,744,587	6,647,214	6,494,591	6,421,102	5,856,912
	$50,807,708	$51,034,886	$51,047,776	$52,147,295	$51,712,981

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 11
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended
(In thousands, except per share amounts)	March 31,	December 31,	September 30,	June 30,	March 31,
	2011	2010	2010	2010	2010
Interest income:
Interest and fees on loans	$518,157	$539,452	$550,489	$547,662	$547,636
Interest on money market investments	2,843	3,419	3,487	2,601	1,439
Interest on securities:
Held-to-maturity	8,664	8,149	6,063	11,300	7,893
Available-for-sale	22,276	22,472	21,353	21,518	22,692
Trading account	452	546	542	657	475
Total interest income	552,392	574,038	581,934	583,738	580,135

Interest expense:
Interest on deposits	36,484	40,915	46,368	52,753	56,076
Interest on short-term borrowings	2,180	2,442	3,566	3,486	3,067
Interest on long-term debt	89,872	123,813	80,125	114,153	65,692
Total interest expense	128,536	167,170	130,059	170,392	124,835

Net interest income	423,856	406,868	451,875	413,346	455,300
Provision for loan losses	60,000	173,242	184,668	228,663	265,565
Net interest income after provision for loan losses	363,856	233,626	267,207	184,683	189,735

Noninterest income:
Service charges and fees on deposit accounts	44,530	46,498	49,733	51,909	51,608
Other service charges, commissions and fees	41,685	41,124	41,780	43,395	39,042
Trust and wealth management income	6,754	6,512	6,310	7,021	7,609
Capital markets and foreign exchange	7,214	10,309	8,055	10,733	8,539
Dividends and other investment income	8,028	7,621	8,874	8,879	7,700
Loan sales and servicing income	6,013	8,943	8,390	5,617	6,432
Fair value and nonhedge derivative income (loss)	1,220	292	(16,755)	(1,552)	2,188
Equity securities gains (losses), net	897	(246)	(1,082)	(1,500)	(3,165)
Fixed income securities gains (losses), net	(59)	841	8,428	530	1,256
Impairment losses on investment securities:
Impairment losses on investment securities	(3,105)	(15,243)	(73,082)	(19,557)	(48,570)
Noncredit-related losses on securities not expected to
be sold (recognized in other comprehensive income)	-	2,923	49,370	1,497	17,307
Net impairment losses on investment securities	(3,105)	(12,320)	(23,712)	(18,060)	(31,263)
Gain on subordinated debt exchange	-	-	-	-	14,471
Other	20,966	3,665	20,179	2,441	3,193
Total noninterest income	134,143	113,239	110,200	109,413	107,610

Noninterest expense:
Salaries and employee benefits	215,010	207,288	207,947	205,776	204,333
Occupancy, net	28,010	27,957	29,292	27,822	28,488
Furniture and equipment	25,662	24,771	25,591	25,703	24,996
Other real estate expense	24,167	25,467	44,256	42,444	32,648
Credit related expense	14,913	19,284	17,438	17,658	16,825
Provision for unfunded lending commitments	(9,540)	13,809	1,104	483	(20,133)
Legal and professional services	6,689	11,372	9,305	8,887	9,976
Advertising	6,911	7,099	5,575	5,772	6,374
FDIC premiums	24,101	25,636	25,706	26,438	24,210
Amortization of core deposit and other intangibles	5,701	6,230	6,296	6,414	6,577
Other	66,751	74,443	83,534	62,958	54,832
Total noninterest expense	408,375	443,356	456,044	430,355	389,126

Income (loss) before income taxes	89,624	(96,491)	(78,637)	(136,259)	(91,781)
Income taxes (benefit)	37,033	(24,097)	(31,180)	(22,898)	(28,644)
Net income (loss)	52,591	(72,394)	(47,457)	(113,361)	(63,137)
Net income (loss) applicable to noncontrolling interests	(226)	(194)	(132)	(368)	(2,927)
Net income (loss) applicable to controlling interest	52,817	(72,200)	(47,325)	(112,993)	(60,210)
Preferred stock dividends	(38,050)	(38,087)	(33,144)	(25,342)	(26,311)
Preferred stock redemption	-	-	-	3,107	-
Net earnings (loss) applicable to common shareholders	$14,767	$(110,287)	$(80,469)	$(135,228)	$(86,521)

Weighted average common shares outstanding during the period:
Basic shares	181,707	178,098	172,865	161,810	151,073
Diluted shares	181,998	178,098	172,865	161,810	151,073

Net earnings (loss) per common share:
Basic	$0.08	$(0.62)	$(0.47)	$(0.84)	$(0.57)
Diluted	0.08	(0.62)	(0.47)	(0.84)	(0.57)

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 12

Loan Balances By Portfolio Type
(Unaudited)

(In millions)	March 31,	December 31,	September 30,	June 30,	March 31,
	2011	2010	2010	2010	2010
Commercial:
Commercial and industrial	$9,276	$9,167	$9,152	$9,149	$9,269
Leasing	409	410	402	442	442
Owner occupied	8,252	8,218	8,345	8,334	8,457
Municipal	435	439	334	321	332
Total commercial	18,372	18,234	18,233	18,246	18,500

Commercial real estate:
Construction and land development	2,955	3,499	4,206	4,484	5,060
Term	7,857	7,650	7,550	7,567	7,524
Total commercial real estate	10,812	11,149	11,756	12,051	12,584

Consumer:
Home equity credit line	2,120	2,142	2,157	2,139	2,121
1-4 family residential	3,620	3,499	3,509	3,549	3,584
Construction and other consumer real estate	324	343	366	380	403
Bankcard and other revolving plans	276	297	287	285	314
Other	230	233	271	271	279
Total consumer	6,570	6,514	6,590	6,624	6,701

FDIC-supported loans 1	913	971	1,090	1,208	1,321
Total loans	$36,667	$36,868	$37,669	$38,129	$39,106

1 FDIC-supported loans represent loans acquired from the FDIC subject to loss sharing agreements.

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 13

Nonperforming Lending-Related Assets
(Unaudited)

(Amounts in thousands)	March 31,	December 31,	September 30,	June 30,	March 31,
	2011	2010	2010	2010	2010

Nonaccrual loans	$1,379,499	$1,492,869	$1,809,570	$1,962,313	$2,087,203
Other real estate owned	225,005	259,614	304,498	364,954	366,798
Nonperforming lending-related assets, excluding
FDIC-supported assets	1,604,504	1,752,483	2,114,068	2,327,267	2,454,001

FDIC-supported nonaccrual loans	33,296	35,837	126,634	171,764	283,999
FDIC-supported other real estate owned	43,871	39,963	52,425	48,382	47,439
FDIC-supported nonperforming assets	77,167	75,800	179,059	220,146	331,438
Total nonperforming lending-related assets	$1,681,671	$1,828,283	$2,293,127	$2,547,413	$2,785,439

Ratio of nonperforming lending-related assets to net loans
and leases 1 and other real estate owned	4.54%	4.91%	6.01%	6.60%	7.04%

Accruing loans past due 90 days or more, excluding
FDIC-supported loans	$14,822	$23,218	$74,829	$131,773	$60,009
FDIC-supported loans past due 90 days or more	94,723	118,760	9,689	5,483	22,275
Ratio of accruing loans past due 90 days or more to
net loans and leases 1	0.30%	0.38%	0.22%	0.36%	0.21%

Nonaccrual loans and accruing loans past due 90 days or more	$1,522,340	$1,670,684	$2,020,722	$2,271,333	$2,453,486
Ratio of nonaccrual loans and accruing loans past due
90 days or more to net loans and leases 1	4.14%	4.52%	5.35%	5.95%	6.27%

Accruing loans past due 30-89 days, excluding
FDIC-supported loans	$233,632	$262,714	$303,472	$317,666	$462,409
FDIC-supported loans past due 30-89 days	22,463	27,203	8,919	27,180	55,919

Restructured loans included in nonaccrual loans	344,024	367,135	354,434	339,113	340,165
Restructured loans on accrual	369,281	388,006	334,416	288,388	211,486

Classified loans, excluding FDIC-supported loans	3,045,509	3,408,312	4,437,871	4,877,653	5,179,393

1 Includes loans held for sale.

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 14

Allowance for Credit Losses
(Unaudited)

	Three Months Ended
(Amounts in thousands)	March 31,	December 31,	September 30,	June 30,	March 31,
	2011	2010	2010	2010	2010
Allowance for Loan Losses
Balance at beginning of period	$1,440,341	$1,529,955	$1,563,753	$1,581,577	$1,531,332
Add:
Provision for losses	60,000	173,242	184,668	228,663	265,565
Change in allowance covered by FDIC indemnification	(9,048)	(11,930)	17,190	8,748	11,770
Deduct:
Gross loan and lease charge-offs	(167,968)	(282,803)	(263,673)	(279,025)	(248,312)
Net charge-offs recoverable from FDIC	4,534	5,884	5,674	629	1,859
Recoveries	21,941	25,993	22,343	23,161	19,363
Net loan and lease charge-offs	(141,493)	(250,926)	(235,656)	(255,235)	(227,090)
Balance at end of period	$1,349,800	$1,440,341	$1,529,955	$1,563,753	$1,581,577

Ratio of allowance for loan losses to net loans and
leases, at period end	3.69%	3.92%	4.07%	4.11%	4.06%

Ratio of allowance for loan losses to nonperforming
loans, at period end	95.54%	94.22%	79.02%	73.28%	66.70%

Annualized ratio of net loan and lease charge-offs to
average loans	1.54%	2.71%	2.50%	2.64%	2.29%

Reserve for Unfunded Lending Commitments
Balance at beginning of period	$111,708	$97,899	$96,795	$96,312	$116,445
Provision charged (credited) to earnings	(9,540)	13,809	1,104	483	(20,133)
Balance at end of period	$102,168	$111,708	$97,899	$96,795	$96,312

Total Allowance for Credit Losses
Allowance for loan losses	$1,349,800	$1,440,341	$1,529,955	$1,563,753	$1,581,577
Reserve for unfunded lending commitments	102,168	111,708	97,899	96,795	96,312
Total allowance for credit losses	$1,451,968	$1,552,049	$1,627,854	$1,660,548	$1,677,889

Ratio of total allowance for credit losses
to net loans and leases outstanding, at period end	3.97%	4.22%	4.34%	4.37%	4.31%

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 15

Nonaccrual Loans By Portfolio Type
(Excluding FDIC-Supported Loans)
(Unaudited)

(In millions)	March 31,	December 31,	September 30,	June 30,	March 31,
	2011	2010	2010	2010	2010
Commercial lending:
Commercial and industrial	$213	$224	$284	$318	$320
Leasing	1	1	2	8	8
Owner occupied	317	342	414	438	460
Municipal	2	2	-	-	-
Total commercial lending	533	569	700	764	788

Commercial real estate:
Construction and land development	418	494	660	744	803
Term	270	264	263	281	324
Total commercial real estate	688	758	923	1,025	1,127

Consumer:
Home equity credit line	13	14	16	13	14
1-4 family residential	120	125	145	136	127
Construction and other consumer real estate	21	24	22	20	28
Bankcard and other revolving plans	-	1	1	1	-
Other	4	2	3	3	3
Total consumer	158	166	187	173	172
Total nonaccrual loans	$1,379	$1,493	$1,810	$1,962	$2,087

Net Charge-Offs By Portfolio Type

(In millions)	March 31,	December 31,	September 30,	June 30,	March 31,
	2011	2010	2010	2010	2010
Commercial lending:
Commercial and industrial	$31	$55	$72	$52	$49
Leasing	-	3	3	-	2
Owner occupied	22	43	32	35	36
Municipal	-	-	-	-	-
Total commercial lending	53	101	107	87	87

Commercial real estate:
Construction and land development	48	80	71	99	86
Term	22	44	31	39	23
Total commercial real estate	70	124	102	138	109

Consumer:
Home equity credit line	6	9	6	7	7
1-4 family residential	8	14	15	14	15
Construction and other consumer real estate	4	2	7	6	5
Bankcard and other revolving plans	3	3	2	2	3
Other	2	3	3	2	3
Total consumer loans	23	31	33	31	33

Charge-offs recoverable from FDIC	(5)	(5)	(6)	(1)	(2)
Total net charge-offs	$141	$251	$236	$255	$227

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 16
CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES
(Unaudited)

	Three Months Ended		Three Months Ended		Three Months Ended
	March 31, 2011		December 31, 2010		September 30, 2010
(Amounts in thousands)	Average	Average	Average	Average	Average	Average
	balance	rate	balance	rate	balance	rate
ASSETS
Money market investments	$4,513,934	0.26%	$5,022,668	0.27%	$5,192,847	0.27%
Securities:
Held-to-maturity	833,000	5.38%	832,125	5.06%	843,268	4.14%
Available-for-sale	4,107,003	2.28%	3,639,181	2.53%	3,282,056	2.68%
Trading account	49,769	3.68%	60,898	3.56%	59,216	3.63%
Total securities	4,989,772	2.81%	4,532,204	3.01%	4,184,540	2.99%

Loans held for sale	160,073	4.06%	212,822	4.49%	188,794	4.67%

Loans:
Net loans and leases excluding FDIC-supported loans 1	35,715,679	5.51%	36,046,889	5.56%	36,525,416	5.60%
FDIC-supported loans	952,078	14.13%	1,033,999	13.08%	1,149,976	11.93%
Total loans and leases	36,667,757	5.74%	37,080,888	5.77%	37,675,392	5.79%
Total interest-earning assets	46,331,536	4.88%	46,848,582	4.90%	47,241,573	4.93%
Cash and due from banks	1,078,869		1,071,389		1,063,000
Allowance for loan losses	(1,423,701)		(1,504,034)		(1,556,558)
Goodwill	1,015,161		1,015,161		1,015,161
Core deposit and other intangibles	85,372		91,338		97,741
Other assets	3,617,747		3,784,589		3,917,955
Total assets	$50,704,984		$51,307,025		$51,778,872

LIABILITIES
Interest-bearing deposits:
Savings and NOW	$6,401,249	0.30%	$6,488,349	0.31%	$6,186,704	0.32%
Money market	15,018,892	0.51%	15,229,655	0.55%	15,584,312	0.63%
Time under $100,000	1,909,259	1.02%	2,001,693	1.13%	2,103,818	1.25%
Time $100,000 and over	2,147,502	1.09%	2,316,452	1.15%	2,462,904	1.21%
Foreign	1,438,979	0.58%	1,526,859	0.61%	1,563,090	0.60%
Total interest-bearing deposits	26,915,881	0.55%	27,563,008	0.59%	27,900,828	0.66%
Borrowed funds:
Securities sold, not yet purchased	32,054	4.34%	28,785	4.45%	38,789	4.33%
Federal funds purchased and security
repurchase agreements	703,976	0.13%	800,891	0.14%	873,954	0.14%
Other short-term borrowings	173,349	3.76%	186,500	3.92%	210,235	5.34%
Long-term debt	1,939,921	18.79%	1,952,428	25.16%	1,945,775	16.34%
Total borrowed funds	2,849,300	13.10%	2,968,604	16.87%	3,068,753	10.82%
Total interest-bearing liabilities	29,765,181	1.75%	30,531,612	2.17%	30,969,581	1.67%
Noninterest-bearing deposits	13,672,638		13,607,309		13,786,784
Other liabilities	548,101		601,253		601,439
Total liabilities	43,985,920		44,740,174		45,357,804
Shareholders’ equity:
Preferred equity	2,077,555		1,966,098		1,819,889
Common equity	4,642,639		4,601,598		4,601,920
Controlling interest shareholders’ equity	6,720,194		6,567,696		6,421,809
Noncontrolling interests	(1,130)		(845)		(741)
Total shareholders’ equity	6,719,064		6,566,851		6,421,068
Total liabilities and shareholders’ equity	$50,704,984		$51,307,025		$51,778,872

Spread on average interest-bearing funds		3.13%		2.73%		3.26%

Net yield on interest-earning assets		3.76%		3.49%		3.84%

1 Net of unearned income and fees, net of related costs. Loans include nonaccrual and restructured loans.

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 17

GAAP to Non-GAAP Reconciliation
(Unaudited)
		Three Months Ended
		March 31, 2011		December 31, 2010
(Amounts in thousands)			Diluted		Diluted
		Amount	EPS	Amount	EPS
1.	Net Earnings (Loss) Excluding the Effects of the Discount Amortization on
	Convertible Subordinated Debt and Additional Accretion on Acquired Loans

	Net earnings (loss) applicable to common shareholders (GAAP)	$14,767	$0.08	$(110,287)	$(0.62)
	Addback for the impact of:
	Discount amortization on convertible subordinated debt	8,101	0.05	8,499	0.05
	Accelerated discount amortization on convertible subordinated debt	33,322	0.18	59,887	0.33
	Additional accretion of interest income on acquired loans, net of expense	(3,575)	(0.02)	(2,203)	(0.01)
	Net earnings (loss) excluding the effects of the discount amortization on convertible
	subordinated debt and additional accretion on acquired loans (non-GAAP)	$52,615	$0.29	$(44,104)	$(0.25)

		Three Months Ended
		March 31, 2011		December 31, 2010
2.	Core Net Interest Margin

	Net interest margin as reported (GAAP)	3.76%		3.49%
	Addback for the impact on net interest margin of:
	Discount amortization on convertible subordinated debt	0.11%		0.12%
	Accelerated discount amortization on convertible subordinated debt	0.36%		0.62%
	Additional accretion of interest income on acquired loans	-0.17%		-0.16%
	Core net interest margin (non-GAAP)	4.06%		4.07%

This Press Release presents the “net earnings (loss) excluding the effects of the discount amortization on convertible subordinated debt and additional accretion on acquired loans” and the “core net interest margin.” Both of these non-GAAP financial measures exclude the effects of the (1) periodic discount amortization on convertible subordinated debt; (2) accelerated discount amortization on convertible subordinated debt which has been converted; and (3) additional accretion of interest income on acquired loans based on increased projected cash flows, (hereinafter collectively referred to as the “amortization and accretion adjustments”). These amortization and accretion adjustments are included in financial results presented in accordance with generally accepted accounting principles (“GAAP”). Management considers these amortization and accretion adjustments to be relevant to ongoing operating results.

The Company believes the exclusion of these amortization and accretion adjustments to present results of operations provides a meaningful base for period-to-period and company-to-company comparisons, which management believes will assist investors in analyzing the operating results of the Company and predicting future performance. Excluding these amortization and accretion adjustments facilitates the ability of management and the Board of Directors to assess the ongoing performance of the Company’s business for the following purposes:

      • Evaluation of bank reporting segment performance
      • Presentations of Company performance to investors

The Company believes that presenting results of operations excluding these amortization and accretion adjustments will permit investors to assess the performance of the Company on the same basis as that applied by management and the Board of Directors.

Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied, and are not audited. Although non-GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as an analytical tool and should not be considered in isolation or as a substitute for analyses of results as reported under GAAP.

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